EXHIBIT




















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                         AMENDMENT NO. 3
                               to
                        Credit Agreement
                    dated as of June 24, 1992


          AMENDMENT NO. 3 entered into as of April 29, 1994 among DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement as hereinafter defined), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as agent (the "Agent") for the Lenders.

                      Preliminary Statement

          The Borrower, the Lenders and the Agent are parties to a Credit Agreement dated as of June 24, 1992 as amended by Amendment No. 1 dated as of September 23, 1993 and Waiver and Amendment No. 2 dated as of February 11, 1994 (said Agreement, as so amended, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined).

          As security for its obligations in respect of the Alabama Judgment, Alchem proposes to furnish to the Circuit Clerk, Circuit Court, 15th Judicial District, Montgomery County, Alabama, a letter of credit in the stated amount of $28,565,000 for the benefit of said Circuit Clerk. In connection with the issuance by it of said letter of credit, the Bank has requested that each of Delta Woodside and each Subsidiary Guarantor (other than Alchem) guarantee the reimbursement obligation of Alchem in respect thereof in substantially the same form, mutatis mutandis, in which the Obligations of the Borrower under the Credit Agreement are guaranteed by the Subsidiary Guarantors. Delta Woodside and Alchem have agreed to cause such guaranties to be delivered by the Subsidiary Guarantors, subject to the consent to such delivery of the Majority Lenders.

          NOW, THEREFORE, in consideration of the Credit
Agreement, the mutual covenants set forth therein and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Amendment to Credit Agreement. Subject to the provisions of Section 2, the Credit Agreement is hereby amended by amending Section 9.3 Guaranties in its entirety, to read as follows:

          Section 9.3.   Guaranties.  After the
          Effective Date, become or remain liable with
          respect to any Guaranty of any obligation of
          any other Person, except for Existing
          Guaranties, the Subsidiary Guaranties and (a)
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          Guaranties of the obligations of Alchem in
          respect of the Alabama Judgment, provided that the liability of the Borrower and its Consolidated Subsidiaries thereunder shall not exceed an amount equal to the sum of $36.4 million, plus the expenses, if any, of enforcement of such Guaranties and (b) in the case of the Borrower, Guaranties in respect of obligations of its Consolidated
          Subsidiaries (i) to trade or similar
          creditors, incurred by such Subsidiaries in the ordinary course of their respective businesses, (ii) in connection with contracts with their respective customers entered into in the ordinary course of their respective businesses and (iii) under leases of property used by such Subsidiaries in their respective businesses.

          Section 2.     Effectiveness.  The provisions of
Section 1 hereof shall become effective as of the date hereof on the date (the "Amendment Effective Date") on which counterparts of this Amendment duly executed by the Borrower and the Majority Lenders, and of the Consent attached to this Amendment duly executed by each of the Subsidiary Guarantors, shall have been received by the Agent.

          Section 3. Effect of Amendment. This Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to the modification or waiver of any term or condition of the Credit Agreement not modified or waived herein or of any of the instruments or agreements referred to therein, or (ii) prejudice any right or rights which the Lenders or the Agent may now have under or in connection with the Credit Agreement, as amended by this Amendment. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement, shall continue in full force and effect and the Borrower hereby confirms each and every one of its obligations under the Credit Agreement, as amended by this Amendment. On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          Section 4.  General Provisions.

          (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.


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          (b) This Amendment may be executed in any number of
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first above written.

                              DELTA WOODSIDE INDUSTRIES, INC.


                              By: /s/ Bettis C. Rainsford
                                 Title: Executive Vice President


                              THE FIRST NATIONAL BANK OF BOSTON,
                              as Agent and as a Lender


                              By: /s/ William C. Purinton
                                 Title: Vice President


                              NATIONSBANK OF NORTH CAROLINA,
                                NATIONAL ASSOCIATION


                              By: /s/ E. Phifer Helms
                                 Title: Senior Vice President


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION)


                              By: /s/ Philip A. Mousin
                                 Title: Vice President


                              THE BANK OF NEW YORK


                              By: /s/ Gregory L. Batson
                                 Title: Assistant Vice President






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                              NATIONAL WESTMINSTER BANK USA


                              By: /s/ Kurt S. Pohmer
                                 Title: Assistant Treasurer




                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION


                              By: /s/ Wayne H. Riess
                                 Title: Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ James A. Fink
                                 Title: Vice President


                              THE SOUTH CAROLINA NATIONAL BANK


                              By: /s/ Thomas F. Snider
                                 Title: Vice President
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                             CONSENT

          Each of the undersigned, each a Subsidiary Guarantor under a Subsidiary Guaranty (each, a "Guaranty") with respect to the Borrower's Obligations under the Credit Agreement referred to in the foregoing Amendment No. 3, hereby consents to the said Amendment No. 3 and hereby confirms and agrees that the Guaranty made by it is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the said Amendment No. 3, each reference in such Guaranty to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the said Amendment No. 3.

                              ALCHEM CAPITAL CORPORATION
                              (successor by merger to Duck Head
                              Apparel Company, Inc. (NC) and
                              Alchem Capital Corporation (SC))


                              By: /s/ Bettis C. Rainsford
                                 Name: Bettis C. Rainsford
                                 Title: Executive Vice President


                              CARGUD, SOCIEDAD ANONIMA


                              By: /s/ Bettis C. Rainsford
                                 Name: Bettis C. Rainsford
                                 Title: Executive Vice President


                              DELTA CONSOLIDATED CORPORATION
                              (f/k/a Carwood Sales Corporation)


                              By: /s/ Bettis C. Rainsford
                                 Name: Bettis C. Rainsford
                                 Title: Executive Vice President


                              DELTA MERCHANDISING, INC.


                              By: /s/ Bettis C. Rainsford
                                 Name: Bettis C. Rainsford
                                 Title: Executive Vice President




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                              DELTA MILLS, INC. (f/k/a Delta
                              Holding, Inc., successor by merger
                              to Stevcoknit Acquisition Company,
                              Inc. and Delta Mills, Inc.)


                              By: /s/ Bettis C. Rainsford
                                 Name: Bettis C. Rainsford
                                 Title: Executive Vice President


                              DUCK HEAD APPAREL COMPANY, INC.
                              (f/k/a Delta Apparel, Inc.)


                              By: /s/ Bettis C. Rainsford
                                 Name: Bettis C. Rainsford
                                 Title: Executive Vice President


                              NAUTILUS INTERNATIONAL, INC.


                              By: /s/ Bettis C. Rainsford
                                 Name: Bettis C. Rainsford
                                 Title: Executive Vice President